Exhibit 99.1

Contact:	D. Anthony Peay - (804) 632-2112 Executive Vice President/ Chief Financial Officer

Distribute to:	Virginia State/Local Newslines, NY Times, AP, Reuters, S&P, Moodys, Dow Jones, Investor Relations Service

July 21, 2005	7:00 p.m. Traded: NASDAQ Symbol: UBSH

UNION BANKSHARES REPORTS INCREASE IN 2nd QUARTER RESULTS

FOR IMMEDIATE RELEASE (Bowling Green, Virginia) — Union Bankshares (NASDAQ: UBSH - News) reports net income for the second quarter ended June 30, 2005 of $6.6 million, up 45% from the same quarter in 2004. Earnings per share, on a diluted basis increased from $.53 to $.75 over the same time period. Return on average equity for the quarter ended June 30, 2005 was 15.85%, while return on average assets for the same period was 1.54%, compared to 12.13% and 1.23%, respectively, for the quarter a year earlier. Results for the first four months of 2004 do not reflect the May 1, 2004 acquisition of Guaranty Financial Corporation (“Guaranty”).

On a linked quarter basis (current quarter to most recent quarter) net income improved 21.3% from $5.45 million to $6.61 million for the quarter ending June 2005. This represents an earnings per share increase, on a diluted basis, of $.13, or 21%, for the quarter.

For the six months ended June 30, 2005 net income increased to $12.0 million from $8.2 million for the same period a year ago. Over this same period, earnings per share on a diluted basis increased 37% from $1.00 to $1.37. Return on average equity for the six months ended June 30, 2005 was 14.61%, while return on average assets for the same period was 1.43%, compared to 12.05% and 1.20% respectively, for the six months ended June 30, 2004.

As a supplement to Generally Accepted Accounting Principles (“GAAP”), the Company also uses certain non-GAAP financial measures to review its operating performance. Earnings per share on a cash basis for the quarter ended June 30, 2005 was $.77 as compared to $.55 in the same period a year ago and $.64 for the first quarter of 2005. Cash basis return on equity for the quarter ended June 30, 2005 was 21.54% compared to 15.61% in the same period a year ago and 18.34% for the first quarter of 2005.

“It is a pleasure to report second quarter earnings results of $.75 per share which represent a 45% increase over the same quarter a year ago,” said G. William Beale, Union Bankshares President. ”The strength of our markets, the quality of our personnel and our strategic focus have been the primary drivers of this success.

Branch expansion, marketing initiatives, and cost containment are playing out this quarter with continued focus on our customers and shareholders. The sustained penetration into the Richmond market is evidenced by our new full service Sycamore Square branch, opened in June. In addition, our third branch in the Williamsburg market is enjoying its sixth month in operation. The promotion of these customer service locations, in their respective markets, today will benefit our long-term vision. As always, we will continue to evaluate opportunities for expansion in underserved and growth markets, particularly those contiguous to our existing customer service network.

Our asset sensitive balance sheet position and rising short term interest rates combined to improve our net interest margin by 41 basis points over the last twelve months. Improvement in the net interest margin slowed during the second quarter, but we do expect margin improvement to continue, albeit at a slower pace.

Additionally, our efficiency ratio is down to levels not experienced since the second quarter of 2003 with marked improvements noted following the Guaranty acquisition. We are successfully leveraging the benefits of the holding company structure in providing accounting and finance services, data processing, credit administration and other back office support integral to the accomplishments and profitability of our affiliate banks and nonbank subsidiaries. We are very proud of our culture of ‘helping people find financial solutions.’

As anticipated, our mortgage sector benefited from increased seasonal activity during the second quarter. This, coupled with low mortgage rates helped fuel loan production which increased 50% from the prior quarter.”

Second quarter net income for the community banking segment was $6.2 million, an increase of $2.2 million or 55% from $4.0 million in the second quarter of 2004. Net income for the mortgage banking segment was $446 thousand, a decline of $91 thousand or 17% from $537 thousand in the same quarter of 2004. For the six months ended June 30, 2005, net income for the community bank segment increased to $11.5 million from $7.5 million at June 30, 2004, while the mortgage segment decreased to $555 thousand from $662 thousand for the same period of 2004.

The community banking segment net income, on a linked quarter basis, increased $822 thousand or 15.4% to $6.2 million. Margin expansion of $704 thousand, in addition to $198 thousand improvement in the provision for loan losses, drove the quarterly profit increase. Mortgage segment net income increased $337 thousand to $446 thousand from the prior quarter, primarily as a result of loan production increases and product mix in a low mortgage rate environment.

Net interest income on a fully tax equivalent (FTE) basis increased $3.8 million, or 27% to $17.5 million for the quarter as compared to the same quarter in 2004. Average earning assets increased $210.9 million, or $15.4%, funded by interest-bearing liabilities growth of $156.3 million, or 13.7%. Additionally, demand deposits contributed $54.4 million to fund loan demand and represent a 29% increase since the end of 2004. These factors coupled with increased yields on loans of 6.55%, from 6.00%, offset by an increased cost of funds of 2.43%, from 2.18%, moved the net interest margin 41 basis points to 4.44%. Of the $210.9 million in average earning assets growth (primarily in the commercial and construction portfolios), approximately 22% was funded by noninterest bearing deposits, positively contributing to the increased margin. Since June 2004 we have experienced an increase in the Federal funds target at each Federal Reserve Board Open Market Committee (“FOMC”) meeting, benefiting the Company due to its asset sensitivity. The Company continues to be asset sensitive and would benefit from continued increases in interest rates. Management will continue to monitor its interest rate risk, as the FOMC nears the anticipated end of the current tightening cycle, in an effort to protect its improved net interest margin.

On a linked quarter basis (FTE) net interest margin grew by $732 thousand, or 4.4% for the quarter ending June 30, 2005. This translates into a three basis point addition to net interest margin during the quarter, from 4.41% to 4.44%. Increases in demand deposits helped offset a higher cost of funds pace relative to earning asset increases. Loan yields increased by 17 basis points to 6.55% while cost of funds increased by 15 basis points to 2.43%. Large certificate of deposits (those greater than $100 thousand), on average, continued to experience growth of approximately 10%, same as prior quarter, and added to the interest bearing funding base of $1.3 billion.

The Company’s asset quality remains strong as reflected in the $173 thousand decrease in provision for loans losses from $308 for the quarter ended June 30, 2004 to $135 for the quarter ended June 30, 2005. Contributing to the overall decline in the provision for loan losses has been improved credit quality and the payout of low credit quality loans. At June 30, 2005, nonperforming assets totaled $11.3 million, which included a single credit relationship of $11.1 million. The loans in this relationship are secured by real estate, but based on the information currently available management has allocated $1.1 million in reserves. Since the end of the first quarter 2004, the Company has entered into a workout agreement with the borrower. Under the terms of the workout, the Company extended further credit of approximately $1.6 million secured by additional property with significant equity. During the second quarter of 2005, the Company extended additional credit of approximately $315 thousand in order to proceed with the workout agreement. The Company anticipates that this workout has and will continue to result in a reduction of overall exposure to the borrower.

Nonaccrual loans increased $378 thousand from $10.9 million as of March 31, 2005 to $11.3 million as of June 30, 2005. This increase was due primarily to the extension of the additional credit previously mentioned. Net charge-offs were $52 thousand for the quarter compared to $466 thousand in net recoveries the same quarter last year. Recoveries during the quarter were lower than the same quarter last year as the Company completed, in 2004, the recovery of principal on a large loan charged off in prior years. Approximately $196 thousand has been collected in foregone interest on a previously charged off credit and recorded in interest income.

Noninterest income during the second quarter of 2005 increased by $743 thousand to $7 million, or 11.8%, compared to the same quarter in 2004. This change includes an increase of $335 thousand, or 10%, in gains on sales of mortgage loans, $269 thousand in other service charges and $106 thousand in other operating income. Mortgage loan production for the second quarter of 2005 totaled $153.9 million as compared to $148.7 million in the second quarter of 2004. The increase in other service charges was driven primarily by a $125 thousand increase in income related to debit card and ATM transactions. Letter of credit and exchange fees contributed an additional $79 thousand. Other operating income increased primarily due to an increase in income from our investment in Bankers Insurance Group ($54 thousand), incentive rewards from our credit card processor ($38 thousand) and proceeds from the death benefit ($20 thousand) of a retired director related to a deferred compensation plan.

On a linked quarter basis, noninterest income increased $1.7 million or 31%. This change includes an increase of $1.1 million, or 42%, in gains on sales of mortgage loans, $304 thousand in service charges on deposit accounts and $151 thousand in other operating income. Mortgage loan production increased $38 million, or 33%, from the prior quarter representing most of the increase in the gain on sale of mortgages. A slight shift from brokered loans to correspondent loans also contributed to this increase. The increase in service charges on deposit accounts was driven primarily by an increase in overdraft and return check charges. This improvement was primarily a result of the extension of the overdraft protection service to the Charlottesville market and additional marketing efforts to current customers. The increase in other operating income was due largely to an increase in income from our investment in JMC. Additional sources of increased income were incentive rewards from our credit card processor as well as our investment in Bankers Insurance Group.

Noninterest expense during the second quarter of 2005 increased $1.7 million from the same quarter in the prior year. This includes an increase of $1.1 million in salaries and benefits, $184 thousand increase in occupancy expense, $106 thousand increase in furniture and equipment expense and $392 thousand increase in other operating expenses. The increase in salary and benefits is due to the opening of additional branches, hiring additional support staff, increased commissions in the mortgage segment as loan production has increased and compensation adjustments. The increase in occupancy and furniture and equipment expense is also due primarily to new branch openings. Other operating expense results are related to an increase of $305 thousand in telephone and internet, courier and armored car, stationary and supplies. Other increases include marketing, franchise tax, training, directors’ fees, and ATM expenses. Lastly, the conversion of Guaranty’s data processing to the Company’s data processing platform represents an approximate cost savings of $174 thousand when compared to last year’s same quarter.

On a linked quarter basis noninterest expense increased $1 million or 7.6%. This change includes an increase of $523 thousand in salaries representing increased commissions paid as a result of increased mortgage loan production in the mortgage segment. Other operating expenses increased $437 thousand. Professional services increased $81 thousand largely as a result of additional Sarbanes Oxley audit and accounting fees. Marketing and advertising increased $69 thousand. The remaining increase included training, employee travel and meals, directors’ retreat, charged off overdrafts and other loan processing related expenses, software and courier expense.

Net loans were $1.3 billion and $1.2 billion for the second quarters ending 2005 and 2004, respectively. Quarter to quarter growth represents approximately $15.8 million or an increase of 1.23% predominately within the construction and equity line portfolios. The rising interest rate environment has improved the Company’s yield on earning assets. In particular, the 225 basis point increase in the Federal funds target rate since the FOMC began raising rates in June 2004, from 1%, has helped with improving yields (FTE) on loans, and for the quarter represents an increase from 6.38% to 6.55%. During that same period the Company’s cost of funds increased from 2.28% to 2.43%. Total deposits increased $38.9 million during the second quarter of 2005 to $1.4 billion. Growth of $20.3 million and $19.0 million was experienced in large certificates of deposits (those greater than $100 thousand) and demand deposits, respectively, offset by a decline in money market accounts of $8.2 million. Moreover, the rate and volume of deposit growth to loan growth for the quarter has allowed for less reliance on purchased funds as evidenced by the decline in short term borrowings from $14.1 million to $7.6 million.

At June 30, 2005 total assets were $1.74 billion, up 8%, or $132 million from $1.60 billion a year earlier. Securities decreased to $224.6 million compared to $244.9 million for the same period. Total assets have increased $41.0 million from $1.70 billion at March 2005 to $1.74 billion at June 2005. Securities increased $1.8 million from $222.8 million to $224.6 million. The Company’s capital position remains strong with an equity-to-assets ratio of 9.83%.

Union Bankshares is one of the largest community banking organizations based in Virginia, providing full service banking to the Central, Rappahannock, Williamsburg and Northern Neck regions of Virginia through its bank subsidiaries, Union Bank & Trust (32 locations in the counties of Albemarle, Caroline, Chesterfield, Fluvanna, Hanover, Henrico, King George, King William, Nelson, Spotsylvania, Stafford, Westmoreland and the Cities of Charlottesville and Fredericksburg), Northern Neck State Bank (9 locations in the counties of Richmond, Westmoreland, Essex, Northumberland and Lancaster), Rappahannock National Bank in Washington, Virginia and Bank of Williamsburg (3 locations in Williamsburg and Newport News). Union Bank & Trust also operates a loan production office in Manassas. In addition to banking services, Union Investment Services, Inc. provides full brokerage services and Mortgage Capital Investors provides a full line of mortgage products. The Bank of Williamsburg also owns a non-controlling interest in Johnson Mortgage Company, LLC. Additional information is available on our website at www.ubsh.com. The shares of Union Bankshares Corporation are traded on the NASDAQ National Market under the symbol “UBSH”.

This press release may contain “forward-looking statements,” within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in economic conditions; significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s most recent Form 10-K report and other documents filed with the Securities and Exchange Commission. Union Bankshares Corporation does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Key Financial Data

	For the three months ended			For the six months ended
	June 30 2005	June 30 2004	March 31 2005	June 30
				2005	2004
RESULTS OF OPERATIONS
Interest income	$24,888	$19,354	$23,432	$48,320	$36,244
Interest expense	7,866	6,188	7,142	15,008	11,962

Net interest income	17,022	13,166	16,290	33,312	24,282
Provision for loan losses	135	308	332	467	739

Net interest income after provision for loan losses	16,887	12,858	15,958	32,845	23,543
Noninterest income	7,017	6,274	5,347	12,364	10,957
Noninterest expenses	14,494	12,755	13,470	27,964	23,265

Income before income taxes	9,410	6,377	7,835	17,245	11,235
Income tax expense	2,798	1,816	2,382	5,180	3,064

Net income	6,612	4,561	5,453	12,065	8,171

Interest earned on loans (Fully Tax Equivalent)	$22,010	$16,534	$20,548	$42,558	$30,576
Interest earned on securities (FTE)	3,332	3,387	3,349	6,682	6,768
Interest earned on earning assets (FTE)	25,387	19,942	23,931	49,318	37,415
Net interest income (FTE)	17,521	13,754	16,789	34,310	25,453
Interest expense on certificate of deposits	4,909	4,254	4,456	9,365	8,509
Interest expense on interest bearing deposits	6,058	4,864	5,459	11,518	9,592
Core deposit intangible amortization	305	252	305	610	395

Net income - community banking segment	$6,166	$4,024	$5,344	$11,510	$7,509
Net income - mortgage banking segment	446	537	109	555	662

KEY PERFORMANCE RATIOS
Return on average assets (ROA)	1.54%	1.23%	1.32%	1.43%	1.20%
Return on average equity (ROE)	15.85%	12.13%	13.36%	14.61%	12.05%
Efficiency ratio	60.29%	65.61%	62.26%	61.22%	66.02%
Efficiency ratio (excluding mortgage segment)	56.30%	63.24%	57.68%	56.97%	62.61%
Net interest margin (FTE)	4.44%	4.03%	4.41%	4.43%	4.02%
Yield on earning assets (FTE)	6.43%	5.84%	6.29%	6.36%	5.91%
Cost of interest bearing liabilities	2.43%	2.18%	2.28%	2.36%	2.28%
Non Interest Expense less Non Interest Income/ Avg Assets	1.74%	1.74%	1.94%	1.83%	1.80%

PER SHARE DATA
Net income per share - basic	$0.76	$0.53	$0.62	$1.38	$1.01
Net income per share - diluted	0.75	0.53	0.62	1.37	1.00
Cash net income per share - diluted	0.77	0.55	0.64	1.41	1.03
Cash dividends paid (semi-annual payment)	0.37	0.33	—	0.37	0.33
Book value per share	19.52	17.60	18.99	19.52	17.60
Tangible book value per share	14.91	12.82	14.34	14.91	12.82

FINANCIAL CONDITION
Assets	$1,740,926	$1,608,830	$1,699,917	$1,740,926	$1,608,830
Loans, net of unearned income	1,313,818	1,175,418	1,297,954	1,313,818	1,175,418
Earning assets	1,596,989	1,474,888	1,565,501	1,596,989	1,474,888
Goodwill	31,297	31,216	31,297	31,297	31,216
Other intangibles	9,112	10,335	9,417	9,112	10,335
Deposits	1,382,864	1,272,959	1,343,982	1,382,864	1,272,959
Stockholders’ equity	171,106	152,693	166,190	171,106	152,693
Tangible equity	130,697	111,142	125,476	130,697	111,142

AVERAGES
Assets	$1,719,346	$1,488,835	$1,672,835	$1,696,340	$1,367,972
Loans, net of unearned income	1,309,827	1,071,260	1,275,242	1,292,630	982,048
Loans held for sale	38,400	40,561	31,671	35,054	31,626
Securities	226,014	248,239	229,538	227,766	243,438
Earning assets	1,583,453	1,372,592	1,542,691	1,563,185	1,273,968
Deposits	1,352,827	1,167,490	1,312,111	1,332,581	1,088,334
Certificates of deposit	606,276	540,486	582,441	594,424	524,109
Interest bearing deposits	1,110,643	978,794	1,087,776	1,099,272	919,171
Borrowings	185,589	161,154	182,864	184,235	134,670
Interest bearing liabilities	1,296,232	1,139,948	1,270,640	1,283,507	1,053,841
Stockholders’ equity	167,350	151,198	165,550	166,576	136,323
Tangible Equity	126,786	121,379	124,966	126,002	118,553

ASSET QUALITY
Beginning balance Allowance for loan loss	$16,571	$11,996	$16,384	$16,384	$11,519
Allowance from Acquired Bank		2,040			2,040
plus provision for loan loss	135	308	332	467	739
less charge offs	(181)	(231)	(265)	(446)	(534)
plus recoveries	129	697	120	249	1,046

Allowance for loan losses	16,654	14,810	16,571	16,654	14,810
Allowance as % of total loans	1.27%	1.26%	1.28%	1.27%	1.26%

Nonaccrual loans	$11,290	$11,077	$10,912	$11,290	$11,077
Foreclosed properties & real estate investments	—	14	14	—	14

Total nonperforming assets	11,290	11,091	10,926	11,290	11,091
Loans past due 90 days and accruing interest	779	850	547	779	850

Total nonperforming assets plus 90 days	12,069	11,941	11,473	12,069	11,941
Nonperforming assets to loans plus foreclosed properties	0.86%	0.94%	0.84%	0.86%	0.94%

OTHER DATA
Market value per share at period-end	$38.62	$31.60	$32.02	$38.62	$31.60
Price to book value ratio	1.98	1.79	1.69	1.98	1.79
Price to earnings ratio	25.75	15.80	12.95	25.75	15.80
Weighted average shares outstanding, basic	8,761,611	8,567,975	8,747,232	8,754,461	8,098,923
Weighted average shares outstanding, diluted	8,837,819	8,656,013	8,817,183	8,827,541	8,184,894
Shares outstanding at end of period	8,767,996	8,674,567	8,753,004	8,767,996	8,674,567
Shares repurchased	—	—	—	—	—
Average price of repurchased shares	—	—	—	—	—
Mortgage loan originations	153,931,080	148,738,323	115,530,234	269,558,530	236,505,810
% of originations that are refinances	27.7%	32.6%	30.6%	28.9%	35.4%

End of period full time equivalent employees	568	573	565	568	573
Number of full service branches	45	42	44	45	42
Number of Bank subsidiaries	4	5	4	4	5
Number of ATMs	115	38	111	115	38

ALTERNATIVE PERFORMANCE MEASURES
Net income	$6,612	$4,561	$5,453	$12,065	$8,171
Plus amortization of core deposit intangibles, net of tax	198	164	198	396	257

Cash basis operating earnings (1)	6,810	4,725	5,651	12,461	8,428

Weighted average shares outstanding, diluted	8,837,819	8,656,013	8,817,183	8,827,541	8,184,894

Average assets	1,719,346	1,488,835	1,672,835	1,696,340	1,367,972
Less goodwill (average)	(31,297)	(21,210)	(31,012)	(31,155)	(11,037)
Less core deposit intangibles (average)	(9,267)	(8,607)	(9,572)	(9,419)	(6,733)

Average tangible assets (1)	1,678,782	1,459,018	1,632,251	1,655,766	1,350,202

Average equity	167,350	151,196	165,550	166,576	136,323
Less goodwill (average)	(31,297)	(21,210)	(31,012)	(31,155)	(11,037)
Less core deposit intangibles (average)	(9,267)	(8,607)	(9,572)	(9,419)	(6,733)

Average tangible equity (1)	126,786	121,379	124,966	126,002	118,553

Cash basis EPS fully diluted (1)	$0.77	$0.55	$0.64	$1.41	$1.03
Cash basis return on average tangible assets (1)	1.63%	1.30%	1.40%	1.52%	1.25%
Cash basis return on average tangible equity (1)	21.54%	15.61%	18.34%	19.94%	14.26%

(1)	As a supplement to Generally Accepted Accounting Principles (“GAAP”), management also reviews operating performance based on its “cash basis earnings” to fully analyze its core business. Cash basis earnings exclude amortization expense attributable to intangibles (goodwill and core deposit intangibles) that do not qualify as regulatory capital. Financial ratios based on cash basis earnings exclude the amortization of nonqualifying intangible assets from earnings and the unamortized balance of nonqualifying intangibles from assets and equity.

In management’s opinion, cash basis earnings are useful to investors because by excluding non-operating adjustments stemming from the consolidation of our organization, they allow investors to see clearly the combined economic results of our multi-bank company. These non-GAAP disclosures should not, however, be viewed in direct comparison with non-GAAP measures of other companies.

UNION BANKSHARES CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except share information)

	June 30 2005	December 31, 2004
	(Unaudited)
ASSETS

Cash and cash equivalents:
Cash and due from banks	$42,648	$29,920
Interest-bearing deposits in other banks	5,576	523
Money market investments	102	130
Other interest-bearing deposits	2,598	2,598
Federal funds sold	1,027	73

Total cash and cash equivalents	51,951	33,244

Securities available for sale, at fair value	224,587	233,467

Loans held for sale	49,280	42,668

Loans, net of unearned income	1,313,818	1,264,841
Less allowance for loan losses	16,654	16,384

Net loans	1,297,164	1,248,457

Bank premises and equipment, net	42,363	40,945
Other real estate owned	—	14
Core deposit intangibles, net	9,112	9,721
Goodwill	31,297	30,992
Other assets	35,172	32,702

Total assets	$1,740,926	$1,672,210

LIABILITIES AND STOCKHOLDERS’ EQUITY

Noninterest-bearing demand deposits	$261,181	$230,055
Interest-bearing deposits:
NOW accounts	203,139	195,309
Money market accounts	180,535	197,617
Savings accounts	120,333	117,851
Time deposits of $100,000 and over	252,564	209,929
Other time deposits	365,112	363,556

Total interest-bearing deposits	1,121,683	1,084,262

Total deposits	1,382,864	1,314,317

Securities sold under agreements to repurchase	54,034	45,024
Other short-term borrowings	7,610	24,514
Trust preferred capital notes	23,196	23,196
Long-term borrowings	89,700	90,271
Other liabilities	12,416	12,130

Total liabilities	1,569,820	1,509,452

Commitments and contingencies

Stockholders’ equity:
Common stock, $2 par value. Authorized 24,000,000 shares; issued and outstanding, 8,767,996 ,8,744,176 and 8,753,004 shares, respectively	17,536	17,488
Surplus	34,241	33,716
Retained earnings	115,283	106,460
Accumulated other comprehensive income	4,046	5,094

Total stockholders’ equity	171,106	162,758

Total liabilities and stockholders’ equity	$1,740,926	$1,672,210

See accompanying notes to condensed consolidated financial statements.

UNION BANKSHARES CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(dollars in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Interest and dividend income :
Interest and fees on loans	$22,007	$16,458	$42,558	$30,435
Interest on Federal funds sold	9	14	11	60
Interest on interest-bearing deposits in other banks	17	1	32	5
Interest on other interest-bearing deposits	20	6	35	6
Interest and dividends on securities:
Taxable	1,910	1,880	3,830	3,734
Nontaxable	925	995	1,854	2,004

Total interest and dividend income	24,888	19,354	48,320	36,244

Interest expense:
Interest on deposits	6,058	4,863	11,518	9,591
Interest on Federal funds purchased	87	37	151	37
Interest on short-term borrowings	526	134	743	203
Interest on long-term borrowings	1,195	1,154	2,596	2,131

Total interest expense	7,866	6,188	15,008	11,962

Net interest income	17,022	13,166	33,312	24,282

Provision for loan losses	135	308	467	739

Net interest income after provision for loan losses	16,887	12,858	32,845	23,543

Noninterest income:
Service charges on deposit accounts	1,802	1,749	3,299	3,296
Other service charges, commissions and fees	1,086	817	2,097	1,571
Gains (losses) on securities transactions, net	4	3	4	3
Gains on sales of loans	3,674	3,339	6,259	5,521
(Losses) gains on sales of other real estate owned and bank premises, net	43	64	38	79
Other operating income	408	302	667	487

Total noninterest income	7,017	6,274	12,364	10,957

Noninterest expenses:
Salaries and benefits	8,345	7,288	16,167	13,580
Occupancy expenses	997	813	1,995	1,501
Furniture and equipment expenses	967	861	1,869	1,588
Other operating expenses	4,185	3,793	7,933	6,596

Total noninterest expenses	14,494	12,755	27,964	23,265

Income before income taxes	9,410	6,377	17,245	11,235
Income tax expense	2,798	1,816	5,180	3,064

Net income	$6,612	$4,561	$12,065	$8,171

Basic net income per share	$0.76	$0.53	$1.38	$1.01
Diluted net income per share	$0.75	$0.53	$1.37	$1.00

See accompanying notes to condensed consolidated financial statements.

Union Bankshares Corporation

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)

	For the three months ended June 30
	2005			2004			2003
	Average Balance	Interest Income/ Expense	Yield/ Rate (3)	Average Balance	Interest Income/ Expense	Yield/ Rate (3)	Average Balance	Interest Income/ Expense	Yield/ Rate (3)
	(Dollars in thousands)
Assets:
Securities:
Taxable	$150,968	$1,910	5.07%	$163,682	$1,880	4.62%	$176,230	$2,124	4.83%
Tax-exempt(1)	75,046	1,422	7.60%	84,557	1,507	7.17%	86,261	1,726	8.03%

Total securities	226,014	3,332	5.91%	248,239	3,387	5.49%	262,491	3,850	5.88%
Loans, net (1) (2)	1,309,827	21,401	6.55%	1,071,260	15,981	6.00%	760,843	12,923	6.81%
Loans held for sale	38,400	609	6.36%	40,561	553	5.48%	49,122	612	5.00%
Federal funds sold	4,205	9	0.89%	7,520	14	0.75%	11,451	20	0.70%
Money market investments	84	—	2.61%	82	0	0.69%	1,374	4	1.17%
Interest-bearing deposits in other banks	2,326	17	2.87%	2,624	1	0.21%	2,641	8	1.21%
Other interest-bearing deposits	2,598	19	2.92%	2,306	6	1.08%	—	—

Total earning assets	1,583,454	25,387	6.43%	1,372,592	19,942	5.84%	1,087,922	17,417	6.42%
Allowance for loan losses	(16,572)			(13,524)			(9,743)
Total non-earning assets	152,464			129,767			77,489

Total assets	$1,719,346			$1,488,835			$1,155,668

Liabilities & Stockholders’ Equity:
Interest-bearing deposits:
Checking	$200,773	177	0.35%	$174,355	119	0.27%	$133,009	160	0.48%
Money market savings	183,643	727	1.59%	150,711	322	0.86%	95,341	250	1.05%
Regular savings	119,952	245	0.82%	113,242	169	0.60%	88,902	197	0.89%
Certificates of deposit:
$100,000 and over	243,826	2,125	3.50%	189,080	1,630	3.47%	161,719	1,567	3.89%
Under $100,000	362,450	2,784	3.08%	351,406	2,624	3.00%	320,366	2,862	3.58%

Total interest-bearing deposits	1,110,644	6,058	2.19%	978,794	4,864	2.00%	799,337	5,036	2.53%
Other borrowings	185,589	1,808	3.91%	161,154	1,324	3.30%	94,838	985	4.17%

Total interest-bearing liabilities	1,296,233	7,866	2.43%	1,139,948	6,188	2.18%	894,175	6,021	2.70%

Noninterest bearing liabilities:
Demand deposits	242,183			188,696			137,171
Other liabilities	13,580			8,993			12,825

Total liabilities	1,551,996			1,337,637			1,044,171
Stockholders’ equity	167,350			151,198			111,497

Total liabilities and stockholders’ equity	$1,719,346			$1,488,835			$1,155,668

Net interest income		$17,521			$13,754			$11,396

Interest rate spread			4.00%			3.66%			3.72%
Interest expense as a percent of average earning assets			1.99%			1.81%			2.22%
Net interest margin			4.44%			4.03%			4.20%

(1)	Income and yields are reported on a taxable equivalent basis using the statutory federal corporate tax rate of 35%
(2)	Collection of $94 thousand in foregone interest on a previously charged off credit has been excluded. Nonaccrual loans have been included in the balance.
(3)	Annualized

Union Bankshares Corporation

AVERAGE BALANCES(1), INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS)

	For the six months ended June 30,
	2005			2004			2003
	Average Balance	Interest Income/ Expense	Yield/ Rate (3)	Average Balance	Interest Income/ Expense	Yield/ Rate (3)	Average Balance	Interest Income/ Expense	Yield/ Rate (3)
	(Dollars in thousands)
Assets:
Securities:
Taxable	$153,016	$3,829	5.05%	$160,326	$3,734	4.68%	$177,034	$4,347	4.95%
Tax-exempt(2)	74,750	2,853	7.70%	83,112	3,034	7.34%	87,880	3,439	7.89%

Total securities	227,766	6,682	5.92%	243,438	6,768	5.59%	264,914	7,786	5.93%
Loans, net (1) (2)	1,292,630	41,477	6.47%	982,048	29,692	6.08%	744,500	25,586	6.93%
Loans held for sale	35,054	1,081	6.22%	31,626	884	5.62%	42,976	1,133	5.32%
Federal funds sold	2,644	11	0.86%	13,294	60	0.91%	14,970	64	0.86%
Money market investments	77	1	2.28%	112	0	0.43%	3,731	22	1.19%
Interest-bearing deposits in other banks	2,415	32	2.69%	2,269	5	0.43%	2,099	13	1.25%
Other interest-bearing deposits	2,598	34	2.65%	1,181	6	1.06%	—	—

Total earning assets	1,563,184	49,318	6.36%	1,273,968	37,415	5.91%	1,073,190	34,604	6.50%
Allowance for loan losses	(16,535)			(12,605)			(9,609)
Total non-earning assets	149,691			106,609			74,898

Total assets	$1,696,340			$1,367,972			$1,138,479

Liabilities & Stockholders’ Equity:
Interest-bearing deposits:
Checking	$197,706	324	0.33%	$161,056	225	0.28%	$131,026	333	0.51%
Money market savings	187,689	1,365	1.47%	129,590	544	0.84%	95,629	519	1.09%
Regular savings	119,453	464	0.78%	104,416	314	0.60%	88,059	414	0.95%
Certificates of deposit:
$100,000 and over	232,836	3,959	3.43%	183,798	3,211	3.51%	159,133	3,111	3.94%
Under $100,000	361,588	5,406	3.01%	340,311	5,298	3.13%	316,661	5,745	3.66%

Total interest-bearing deposits	1,099,272	11,518	2.11%	919,171	9,592	2.10%	790,508	10,122	2.58%
Other borrowings	184,235	3,490	3.82%	134,670	2,370	3.54%	96,093	1,962	4.12%

Total interest-bearing liabilities	1,283,507	15,008	2.36%	1,053,841	11,962	2.28%	886,601	12,084	2.75%

Noninterest bearing liabilities:
Demand deposits	233,309			169,163			131,038
Other liabilities	12,948			8,645			11,662

Total liabilities	1,529,764			1,231,649			1,029,301
Stockholders’ equity	166,576			136,323			109,178

Total liabilities and stockholders’ equity	$1,696,340			$1,367,972			$1,138,479

Net interest income		$34,310			$25,453			$22,520

Interest rate spread			4.00%			3.62%			3.75%
Interest expense as a percent of average earning assets			1.94%			1.89%			2.26%
Net interest margin			4.43%			4.02%			4.21%

(1)	Income and yields are reported on a taxable equivalent basis using the statutory federal corporate tax rate of 35%
(2)	Collection of $196 thousand in foregone interest on a previously charged off credit has been excluded. Nonaccrual loans have been included in the balance.
(3)	Annualized